Exhibit 10.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT

AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of November 19, 2020 (this “Amendment”), by and among ALLISON TRANSMISSION, INC., a Delaware corporation (the “Borrower”), ALLISON TRANSMISSION HOLDINGS, INC., a Delaware corporation (“Holdings”), CITIBANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and the 2020 Revolving Credit Lenders (as defined below) party hereto, to the Second Amended and Restated Credit Agreement, dated as of March 29, 2019, among the Borrower, Holdings, the Administrative Agent, Citicorp North America, Inc., as collateral agent, and each lender from time to time party thereto (as amended, amended and restated, supplemented or otherwise modified from time to time through the date hereof, including by Amendment No. 1 to Credit Agreement, dated as of October 11, 2019, the “Credit Agreement” and the Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”). Terms defined in the Amended Credit Agreement and used herein shall have the meanings given to them in the Amended Credit Agreement unless otherwise defined herein.

W I T N E S S E T H:

WHEREAS, the Borrower has hereby notified the Administrative Agent and each Revolving Credit Lender that it intends to incur Specified Refinancing Debt pursuant to Section 2.18 of the Credit Agreement (the “Revolving Maturity Extension”) in order to refinance and extend the maturity of the existing Revolving Credit Commitments under the Credit Agreement immediately prior to the Amendment No. 2 Effective Date (as defined below) (the “Existing Revolving Credit Commitments”);

WHEREAS, pursuant to Section 2.18 of the Credit Agreement, the Borrower may incur Specified Refinancing Debt by, among other things, entering into this Amendment, pursuant to the terms and conditions of the Credit Agreement, with Revolving Credit Lenders agreeing to provide such Specified Refinancing Debt (the “2020 Refinancing Revolving Credit Lenders”);

WHEREAS, the Borrower has requested that the 2020 Refinancing Revolving Credit Lenders collectively extend credit to the Borrower in the form of Revolving Credit Commitments in an aggregate principal amount of $600,000,000.00 (the “2020 Refinancing Revolving Credit Commitments”), which shall replace in full all of the Existing Revolving Credit Commitments;

WHEREAS, the Borrower has also hereby notified the Administrative Agent, each Revolving Credit Lender and each 2020 Refinancing Revolving Credit Lender that it intends to incur a Revolving Credit Commitment Increase pursuant to Section 2.14 in an aggregate amount of $50,000,000, effective immediately after the Revolving Maturity Extension takes effect (such aggregate amount of Revolving Credit Commitment Increase, the “2020 Revolving Credit Commitment Increase” and the loans thereunder, the “2020 Incremental Revolving Credit Loans”);

WHEREAS, pursuant to Section 2.14 of the Credit Agreement, the Borrower may obtain a Revolving Credit Commitment Increase by, among other things, entering into this Amendment, pursuant to the terms and conditions of the Credit Agreement, with Revolving Credit

Lenders agreeing to provide the 2020 Revolving Credit Commitment Increase (the “2020 Incremental Revolving Credit Lenders” and collectively, with the 2020 Refinancing Revolving Credit Lenders, the “2020 Revolving Credit Lenders”);

WHEREAS, each 2020 Refinancing Revolving Credit Lender has indicated its willingness to lend such 2020 Refinancing Revolving Credit Commitments and each 2020 Incremental Revolving Credit Lender has indicated its willingness to lend such 2020 Revolving Credit Commitment Increase, collectively in an aggregate amount not to exceed the amount set forth under the heading “Revolving Credit Commitment” opposite such 2020 Revolving Credit Lender’s name on Exhibit A hereto on the terms and subject to the conditions herein;

WHEREAS, the Administrative Agent and each 2020 Revolving Credit Lender have agreed, subject to the terms and conditions set forth herein, to amend the Credit Agreement as set forth in Article II below.

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

Provisions Relating to Revolving Credit Commitments

Section 1.1. Revolving Credit Commitments. The 2020 Refinancing Revolving Credit Commitments and the 2020 Revolving Credit Commitment Increase shall have the same terms as the Existing Revolving Credit Commitments, except as set forth in and modified by this Amendment.

Section 1.2. Revolving Credit Loans. On and after the Amendment No. 2 Effective Date, (i) each existing Revolving Credit Loan outstanding under the Credit Agreement (the “Existing Revolving Credit Loans”) shall constitute an outstanding Revolving Credit Loan under the Amended Credit Agreement issued in respect of the 2020 Refinancing Revolving Credit Commitments (the “2020 Refinancing Revolving Credit Loans”) and (ii) each 2020 Refinancing Revolving Credit Loan and each 2020 Incremental Revolving Credit Loan shall be deemed to have been made on a pro rata basis in accordance with Section 2.02 of the Amended Credit Agreement.

Section 1.3. Letters of Credit. On and after the Amendment No. 2 Effective Date, (i) each Letter of Credit outstanding under the Credit Agreement shall constitute an outstanding Letter of Credit under the Amended Credit Agreement issued in respect of the 2020 Refinancing Revolving Credit Commitments and (ii) each 2020 Refinancing Revolving Credit Lender and each 2020 Incremental Revolving Credit Lender shall be deemed to have acquired a pro rata participation in respect thereof in accordance with Section 2.03 of the Amended Credit Agreement.

Section 1.4. Credit Agreement Governs. Effective as of the Amendment No. 2 Effective Date, (i) the 2020 Refinancing Revolving Credit Commitments and the 2020 Revolving Credit Commitment Increase shall be “Revolving Credit Commitments” under the Amended Credit Agreement and (ii) the 2020 Revolving Credit Lenders shall be “Revolving Credit Lenders” under the Amended Credit Agreement, and each shall be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Loan Parties or any provisions regarding the rights of the Revolving Credit Lenders and the other Secured Parties, of the Amended Credit Agreement and the other Loan Documents.

Section 1.5. 2020 Refinancing Revolving Credit Lenders. Each 2020 Refinancing Revolving Credit Lender agrees that, upon the Amendment No. 2 Effective Date, all of its Existing Revolving Credit Commitments shall be converted to 2020 Refinancing Revolving Credit Commitments under the Amended Credit Agreement.

Section 1.6. Representations of 2020 Incremental Revolving Credit Lenders. Each 2020 Incremental Revolving Credit Lender (i) confirms that a copy of the Credit Agreement and the other applicable Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and provide the 2020 Revolving Credit Commitment Increase, as applicable, has been made available to such 2020 Incremental Revolving Credit Lender by the Administrative Agent and, with respect to the other applicable Loan Documents, to the extent requested by such 2020 Incremental Revolving Credit Lender prior to the date hereof; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, any Agent-Related Person or any other Lender or agent and based on such documents and information as it has deemed appropriate at the time, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated under the Credit Agreement and the other applicable Loan Documents, including this Amendment, and made its own decision to enter into this Amendment and to extend credit to the Borrower and the other Loan Parties under the Credit Agreement or the other applicable Loan Documents, including this Amendment; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) acknowledges and agrees that upon the Amendment No. 2 Effective Date each Incremental Revolving Credit Lender shall be a “Lender” and “Revolving Credit Lender”, as applicable, under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder; and (v) consents to each amendment set forth in Article II hereof in its capacity as a 2020 Incremental Revolving Credit Lender and, if applicable, in its capacity as an existing Lender under the Credit Agreement.

ARTICLE II

Amendments

Section 2.1. Amendments. Subject to satisfaction (or waiver) of the conditions set forth in Article IV hereof, on the Amendment No. 2 Effective Date, the Credit Agreement is hereby amended as follows:

(a) The third WHEREAS clause under Preliminary Statements is hereby amended by replacing $600,000,000 with $650,000,000.

(b) The following defined terms shall be added to Section 1.01 of the Credit Agreement in alphabetical order:

“Amendment No. 2” means Amendment No. 2 to this Agreement, dated as of November 19, 2020.

“Amendment No. 2 Effective Date” means November 19, 2020, the date of effectiveness of Amendment No. 2.

(c) The definition of “Loan Documents” in Section 1.01 of the Credit Agreement is hereby amended by replacing the word “and” that is immediately before “(x)” with a comma and inserting the following at the end of the sentence: “and (xi) Amendment No. 2”.

(d) The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended by replacing the date “September 23, 2024” in (a)(i) with “September 23, 2025”.

(e) The definition of “Revolving Credit Commitments” is hereby amended and restated as follows:

“Revolving Credit Commitments” means, as to any Revolving Credit Lender, its obligation, if any, to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), and (b) purchase participations in L/C Obligations, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Credit Commitment” opposite such Lender’s name on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as applicable, as the same may be adjusted from time to time in accordance with this Agreement. The Revolving Credit Commitments shall include all Revolving Credit Commitment Increases and all 2020 Refinancing Revolving Credit Commitments (as defined in Amendment No. 2). The original amount of the Revolving Credit Commitments shall be $600,000,000 on the Closing Date. The aggregate Revolving Credit Commitment as of the Amendment No. 2 Effective Date shall be $650,000,000, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

(f) Schedule 2.01 of the Credit Agreement is hereby amended by replacing the table under the heading “Revolving Commitments” with the table attached hereto as Exhibit A.

ARTICLE III

Representations and Warranties

In order to induce Lenders and the Administrative Agent to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Loan Party party hereto represents and warrants to the Administrative Agent, Collateral Agent and the Lenders that:

Section 3.1. Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of the Restricted Subsidiaries (a) is a Person duly organized, formed or incorporated, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under this Amendment and the consummation of the transactions contemplated hereby, (c) is duly qualified and is authorized to do business and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification (d) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted and (e) is in compliance with all Laws; except in each case referred to in clause (a) (other than with respect to the Borrower), (b)(i) (other than with respect to the Borrower), (c), (d) and (e), to the extent that any failure to be so or to have such would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.2. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of this Amendment and the consummation of the transactions contemplated hereby, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action and do not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.02 of the Credit Agreement), (i) any Contractual Obligation to which such Person is a party or (ii) any material order, injunction, writ or decree of any Governmental Authority applicable to such Person or its property is subject, except to the extent that such breach, contravention or creation of Lien would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (c) violate any Law; except to the extent that such violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.3. Governmental Authorization; Other Consents. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery, performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents or (c) the perfection or maintenance of the Liens created under the Collateral Documents, except for (w) with respect to the Loan Parties, filings and registrations necessary to perfect the Liens on the Collateral granted by the

Loan Parties or any Restricted Subsidiary in favor of the Secured Parties consisting of UCC financing statements, filings in the United States Patent and Trademark Office and the United States Copyright Office and Mortgages, (x) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (y) those approvals, consents, exemptions, authorizations or other actions, notices or filings set out in the Collateral Documents and (z) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.4. Binding Effect. This Amendment has been duly executed and delivered by each Loan Party. Subject to the Legal Reservations, this Amendment constitutes, a legal, valid and binding obligation of each Loan Party party hereto, enforceable against each such Loan Party.

Section 3.5. Existing Credit Agreement Representations and Warranties. All representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Amendment No. 2 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date.

Section 3.6. Default. No Default or Event of Default exists or has occurred and is continuing on and as of the Amendment No. 2 Effective Date immediately before (in the case of the Existing Credit Agreement) and immediately after (in the case of the Credit Agreement) giving effect to the provisions of this Amendment.

ARTICLE IV

Conditions to Effectiveness

This Amendment shall become effective on the date (the “Amendment No. 2 Effective Date”) on which the following conditions precedent are satisfied (or waived by the Administrative Agent):

(a) The Administrative Agent shall have received from (i) the 2020 Revolving Credit Lenders, (ii) the Administrative Agent and (iii) each Loan Party, a counterpart of this Amendment duly executed on behalf of such party.

(b) The Administrative Agent shall have received (i) such customary resolutions or other action of each Loan Party as the Administrative Agent may reasonably require evidencing the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and (ii) with respect to each Loan Party, such documents and certifications (including, without limitation, incumbency certificates, Organization Documents and, if applicable, good standing certificates) as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing and in good standing and (iii) to the extent applicable in the relevant jurisdiction, bring down good standing certificates of each Loan Party dated as of a recent date.

(c) Holdings, the Borrower and each of the Subsidiary Guarantors shall have provided the documentation and other information reasonably requested in writing at least ten (10) days prior to the Amendment No. 2 Effective Date by the 2020 Revolving Credit Lenders as they reasonably determine is required by regulatory authorities in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, and the Beneficial Ownership Regulation, in each case at least three (3) Business Days prior to the Amendment No. 2 Effective Date (or such shorter period as the Administrative Agent shall otherwise agree).

(d) The Borrower shall have paid to the Administrative Agent for the ratable account of the Lenders holding outstanding Existing Revolving Credit Loans and Existing Revolving Credit Commitments all accrued and unpaid interest on such Existing Revolving Credit Loans and any accrued and unpaid commitment fees to, but not including, the Amendment No. 2 Effective Date.

(e) All costs, fees, expenses (including without limitation legal fees and expenses), in each case solely to the extent required to be paid pursuant to Section 10.04 of the Amended Credit Agreement, and other compensation separately agreed in writing to be payable to the Citigroup Global Markets Inc., as sole lead arranger in connection with the Amendment, and the Administrative Agent shall have been paid to the extent due (and, in the case of expenses, invoiced in reasonable detail at least two Business Days prior to the Amendment No. 2 Effective Date).

(f) After giving effect to this Amendment and the 2020 Revolving Credit Commitment Increase, (A) the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement, Article III hereunder and each other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Amendment No. 2 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date and (B) no Default shall exist, or would result immediately after giving effect to the provisions of this Amendment. A Responsible Officer of the Borrower shall have delivered a certificate certifying as to the matters set forth in sub-clauses (A) and (B) of this clause (f).

(g) The Administrative Agent shall have received an opinion of Latham & Watkins LLP, special New York counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.

(h) The Administrative Agent shall have received a solvency certificate signed by the chief financial officer or similar officer, director or authorized signatory of Holdings substantially in the form of Exhibit H of the Credit Agreement.

(i) A Responsible Officer of the Borrower shall have delivered a certificate certifying that this Amendment, the 2020 Refinancing Revolving Credit Commitments and the 2020 Incremental Revolving Credit Increase comply with the conditions set forth in Section 2.18 or Section 2.14 of the Credit Agreement, as applicable.

ARTICLE V

Miscellaneous

Section 5.1. Expenses. As and to the extent provided in Section 10.04 of the Credit Agreement, the Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses incurred by it in connection with this Amendment, including the reasonable fees, charges and disbursements of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Administrative Agent.

Section 5.2. Continuing Effect; No Other Amendments or Waivers. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect. Except as expressly waived hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Amendment No. 2 Effective Date. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. All references to the Credit Agreement in any document, instrument, agreement, or writing shall from after the Amendment No. 2 Effective Date be deemed to refer to the Credit Agreement as amended hereby, and, as used in the Credit Agreement, the terms “Agreement,” “herein,” “hereafter,” “hereunder,” “hereto” and words of similar import shall mean, from and after the Amendment No. 2 Effective Date, the Credit Agreement as amended hereby.

Section 5.3. Counterparts. This Amendment may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

Section 5.4. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT

OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 5.5. Reaffirmation. Each Loan Party hereto expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof and on the Amendment No. 2 Effective Date, that its guarantee of the Obligations and its grant of Liens on and security interest in the Collateral to secure the Obligations pursuant to each Collateral Document to which it is a party, in each case, remains in full force and effect on a continuous basis and extends to the obligations of the Loan Parties under the Loan Documents (including the Credit Agreement as amended by this Amendment) subject to any limitations set out in the Credit Agreement (as so amended) and any other Loan Document applicable to that Loan Party. Each Loan Party agrees that the Obligations include, among other things and without limitation, the prompt and complete payment and performance by the Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on, and premium (if any) on, the applicable Loans under the Amended Credit Agreement and that the Obligations under the Amended Credit Agreement are included in the “Secured Obligations” (as defined in the Guarantee and Collateral Agreement and the other Collateral Documents). Neither the execution, delivery, performance or effectiveness of this Amendment nor the modification of the Credit Agreement effected pursuant hereto: (i) impairs the validity, effectiveness or priority of the Liens or security interests granted pursuant to any Loan Document, and such Liens and security interests continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or (ii) requires that any new filings be made or other action be taken to perfect or to maintain the perfection of such Liens or security interests.

Section 5.6. Electronic Signature. The words “execution,” “signed,” “signature,” and words of like import in this Amendment and the other Loan Documents (including any Assignment and Assumption) shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 5.7. CUSIP. The CUSIP number for the 2020 Refinancing Revolving Credit Commitments is 01973KAG1.

[Signature Pages Follow]

Allison Transmission Holdings, Inc.

By:	/s/ Eric C. Scroggins
Name:	Eric C. Scroggins
Title:	Vice President, General Counsel and
Secretary

Allison Transmission, Inc.

By:	/s/ Eric C. Scroggins
Name:	Eric C. Scroggins
Title:	Vice President, General Counsel and
Secretary

[Allison – Amendment No. 2]

CitiBank, N.A., as Administrative Agent, a 2020 Refinancing Revolving Credit Lender and a 2020 Incremental Revolving Credit Lender

By:	/s/ Matthew Burke
Name:	Matthew Burke
Title:	Managing Director & Vice President

[Allison – Amendment No. 2]

BMO Harris Bank, N.A., as a 2020 Refinancing Revolving Credit Lender and a 2020 Incremental Revolving Credit Lender

By:	/s/ Betsy Phillips
Name:	Betsy Phillips
Title:	Director

[Allison – Amendment No. 2]

Fifth Third Bank, National Association., as a 2020 Refinancing Revolving Credit Lender and a 2020 Incremental Revolving Credit Lender

By:	/s/ Mike Gifford
Name:	Mike Gifford
Title:	Director

[Allison – Amendment No. 2]

MUFG Bank, Ltd., as a 2020 Refinancing Revolving Credit Lender

By:	/s/ Eric Hill
Name:	Eric Hill
Title:	Authorized Signatory

[Allison – Amendment No. 2]

MUFG Bank, Ltd., as a 2020 Incremental Revolving Credit Lender

By:	/s/ Eric Hill
Name:	Eric Hill
Title:	Authorized Signatory

[Allison – Amendment No. 2]

Bank of America, N.A., as a 2020 Refinancing Revolving Credit Lender

By:	/s/ Prathamesh Kshirsagar
Name:	Prathamesh Kshirsagar
Title:	Director

[Allison – Amendment No. 2]

BARCLAYS BANK PLC, as a 2020 Refinancing Revolving Credit Lender

By:	/s/ Craig Malloy
Name:	Craig Malloy

[Allison – Amendment No. 2]

JPMorgan Chase Bank, N.A., as a 2020 Refinancing Revolving Credit Lender

By:	/s/ Suzanne Ergastolo
Name:	Suzanne Ergastolo
Title:	Executive Director

[Allison – Amendment No. 2]

Sumitomo Mitsui Banking Corporation, as a 2020 Refinancing Revolving Credit Lender

By:	/s/ Michael Maguire
Name:	Michael Maguire
Title:	Managing Director

[Allison – Amendment No. 2]

Exhibit A

Revolving Credit Lender	Revolving Credit Commitment	Applicable Percentage
Citibank, N.A.	$91,111,111.11	14.0171%
BMO Harris Bank, N.A.	$85,000,000.00	13.0769%
Fifth Third Bank	$85,000,000.00	13.0769%
MUFG Bank, LTD.	$71,111,111.11	10.9401%
Bank of America, N.A.	$61,111,111.11	9.4017%
Barclays Bank PLC	$61,111,111.11	9.4017%
JPMorgan Chase Bank, N.A.	$61,111,111.11	9.4017%
Sumitomo Mitsui Banking Corporation	$61,111,111.11	9.4017%
Deutsche Bank AG New York Branch	$36,666,666.67	5.6410%
Goldman Sachs Bank USA	$36,666,666.67	5.6410%

Total	$650,000,000.00	100%